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                                                                     EXHIBIT 21

                             LIST OF SUBSIDIARIES


Name of Subsidiary                 Jurisdiction of Incorporation
---------------------------        -----------------------------

NEBS Business Forms Limited        (Canada)
Shirlite, Ltd.                     (United Kingdom)